EXHIBIT 10.18


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


      This amended and restated employment agreement (the "Agreement") is made and entered into effective as of October 1, 2007 (the "Effective Date"), by and between Rhonda Chicone Shick ("Employee") and Notify Technology Corporation (the "Company").

                                    RECITALS

      A. The Company desires to retain the services of Employee, and Employee desires to be employed by the Company, on the terms and conditions set forth in this Agreement.

      B. Certain capitalized terms used in the Agreement are defined in Section 8 below.

      In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

      1. Duties and Scope of Employment.

            (a) Position. The Company shall employ Employee in the position of Vice President of Product Development, with such duties, responsibilities and compensation as in effect as of the Effective Date; provided, however, that the Company's Board of Directors (the "Board") shall have the right, prior to the occurrence of a Change of Control, to revise such responsibilities and compensation from time to time as the Board may deem necessary or appropriate.

            (b) Obligations. Employee shall devote her full business efforts and time to the Company and its subsidiaries. The foregoing, however, shall not preclude Employee from engaging in such activities and services as do not interfere or conflict with her responsibilities to the Company.

      2. At-Will Employment. The Company and Employee acknowledge Employee's employment is and shall continue to be at-will, as defined under applicable law. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination.

      3. Compensation and Benefits.

            (a) Base Compensation. The Company shall pay Employee as compensation for services a base salary at an annualized rate of $135,000. Such salary shall be reviewed at least annually and shall be increased from time to time subject to accomplishment of such performance and contribution goals and objectives as may be established from time to time by the Board. Such salary shall be paid periodically in accordance with normal Company payroll. The annual compensation specified in this Section 3(a), together with any increases in such compensation that the Board may grant from time to time, is referred to in this Agreement as "Base Compensation".

                                                                   EXHIBIT 10.18


            (b) Bonus. Beginning with the Company's current fiscal year and for each fiscal year thereafter during the term of this Agreement, Employee shall be eligible to receive an annual bonus (the "Bonus") based upon targets approved by the Board. The Bonus payable hereunder shall be payable in accordance with the Company's normal practices and policies.

            (c) Employee Benefits. Employee shall be eligible to participate in the employee benefit plans and employee compensation programs maintained by the Company applicable to other key employees of the Company, including (without limitation) life, disability, health, accident and other insurance programs, and paid vacations, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program. In addition, all dental expenses by Employee and Employee's family shall be reimbursed to Employee by the Company. Employee shall be eligible for twenty-five (25) days of Personal Time Off (PTO) per year, which shall accrue monthly. In addition, all expenses regarding state and federal income tax preparation shall be reimbursed to Employee.

            (d) Expenses. The Company will pay or reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder in accordance with the Company's established policies. Employee shall furnish the Company with the evidence of such expenses within a reasonable period of time from the date that they were incurred.

      4. Severance Benefits.

            (a) Termination Following A Change of Control. If Employee's employment with the Company terminates at any time within twenty-four (24) months after a Change of Control, then, subject to Section 5, Employee shall be entitled to receive severance benefits as follows:

                  (i) Involuntary Termination. If Employee's employment terminates as a result of an Involuntary Termination (as defined in Section 8) other than for Cause (as defined in Section 8), then Employee shall be entitled to receive (i) a continuation of Employee's Base Compensation for a period equal to twelve (12) months and (ii) the maximum amount of Employee's Bonus for the fiscal year in which such Involuntary Termination occurs that could have been received by Employee had Employee satisfied all conditions necessary to earn such maximum amount of the Bonus during the remainder of such fiscal year.

                                                                   EXHIBIT 10.18


                  (ii) Voluntary Resignation; Termination for Cause. If Employee voluntarily terminates employment with the Company, other than as a result of an Involuntary Termination, or if Employee is terminated for Cause, then Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

                  (iii) Disability: Death. If the Company terminates Employee's employment as a result of Employee's Disability, or such Employee's employment is terminated due to the death of Employee, then, except as provided below, Employee shall not be entitled to receive severance or other benefits except those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability.

            (b) Termination Apart from Change of Control. If, during the term of this Agreement, Employee's employment with the Company terminates, either prior to the occurrence of a Change of Control or after the twenty-four (24) month period following a Change of Control, then Employee shall be entitled to receive severance benefits as follows:

                  (i) Involuntary Termination. If Employee's employment terminates as a result of Involuntary Termination other than for Cause, then Employee shall be entitled to receive (i) a continuation of Employee's Base Compensation for a period equal to twelve (12) months and (ii) the maximum amount of Employee's Bonus for the fiscal year in which such Involuntary Termination occurs that could have been received by Employee had Employee satisfied all conditions necessary to earn such maximum amount of the Bonus during the remainder of such fiscal year.

                  (ii) Voluntary Resignation; Termination for Cause. If Employee voluntarily terminates employment with the Company, other than as a result of an Involuntary Termination, or if Employee is terminated for Cause, then Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

                  (iii) Disability; Death. If the Company terminates Employee's employment as a result of Employee's Disability, or such Employee's employment is terminated due to the death of Employee, then, except as provided below, Employee shall not be entitled to receive severance or other benefits except those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability.

                                                                   EXHIBIT 10.18


            (c) Benefits. In the event Employee is entitled to severance benefits pursuant to Section 4(a)(i) or Section 4(b)(i), then in addition to such severance benefits, Employee shall receive (i) 100% Company-paid dental and life insurance coverage as provided to Employee, and Employee's dependents, if applicable, immediately prior to Employee's termination, (ii) reimbursement from the Company for all premium payments paid by Employee under COBRA ("COBRA Payments") for continuing health insurance coverage as provided to Employee, and Employee's dependents, if applicable, immediately prior to Employee's termination (collectively, the "Company-Paid Coverage"), provided, however, at the election of Employee and in lieu of such reimbursements from the Company for COBRA Payments, Employee may receive a one-time cash payment equal to the total amount of the COBRA Payments Employee would be required to make for twelve (12) months following such termination for continuing health insurance coverage at the same coverage level as provided to Employee, and Employee's dependents, if applicable, immediately prior to Employee's termination, and (iii) outplacement services for a period of up to six (6) months following Employee's termination; provided, however, that the maximum amount of fees and expenses that the Company shall be obligated to pay for such services shall be $9,000. Company-Paid Coverage shall continue until the earlier of (i) twelve (12) months following termination in the case of a termination described in Section 4(a)(i) or Section 4(b)(i), or (ii) the date Employee becomes covered under another employer's group health, dental or life insurance plan (to the extent covered under such plans). In addition, without regard to the reason for termination of Employee's employment: (i) the Company shall pay Employee any unpaid salary and Bonus due for periods prior to the Termination Date; (ii) the Company shall pay Employee all of Employee's accrued and unused PTO through the Termination Date; and (iii) following submission of proper expense reports by Employee, the Company shall reimburse Employee for all expenses reasonably and necessarily incurred by Employee in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

            (d) Restricted Stock; Options. In the event Employee is entitled to severance benefits pursuant to Section 4(a)(i) or Section 4(b)(1) of this Agreement, then (i) all Company stock purchased by Employee subject to a repurchase right in favor of the Company shall vest and any such repurchase right shall lapse, and (ii) all options to purchase capital stock of the Company held by Employee at the Termination Date (the "Options") shall fully vest upon the Termination Date and Employee shall have the right to exercise the Options as to all of the shares of capital stock underlying the Options, including shares of capital stock which would not otherwise be vested or exercisable, in accordance with the terms of the applicable option agreement relating to each of the Options.

      5. Limitations on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Employee (i) constitute "parachute payments" with in the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then Employee's severance benefits under Section 4(a)(i), as applicable, shall be payable to the extent such payment, after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance benefits under Section 4(a)(i), notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and Employee otherwise agree in writing, any determination required under this Section shall be made in writing by the Company's independent public accountants (the "Accountant"), whose determination shall be conclusive and binding upon Employee and the Company for all purposes. For the purposes of making calculation required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may relay on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this Section.

                                                                   EXHIBIT 10.18


      6. Confidential Information.

            (a) Company Information. Employee agrees at all times during the term of Employee's employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board, any Confidential Information of the Company. Employee understands that "Confidential Information" means any Company proprietary information, trade secrets or know-how, including, but not limited to, market research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee will call), markets, developments, marketing, finances or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items which is based on either Employee's prior knowledge or the experience of Employee or has become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved.

            (b) Third Party  Information.  Employee  recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee's work for the Company consistent with the Company's agreement with such third party.

      7. Covenant Not to Solicit.

            (a) Until one year after termination of Employee's employment with the Company for any reason, Employee agrees that he shall not solicit, induce, attempt to hire, recruit, encourage, take away, or hire any employee of the Company or cause an employee to leave his or her employment either for Employee or for any other entity or person.

                                                                   EXHIBIT 10.18


            (b) Employee represents that he (i) is familiar with the foregoing covenant not to solicit, and (ii) is fully aware of her obligations hereunder, including, without limitation, the reasonableness of the length of time and scope of this covenant.

      8. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

            (a) Change of Control. "Change of Control" shall mean the occurrence of any of the following events occurring on or after the date hereof:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company's then outstanding voting securities; provided, however, that an initial public offering of the Company's Common Stock shall not constitute a Change of Control; or

                  (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                  (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such a merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                                                                   EXHIBIT 10.18


            (b) Involuntary Termination. "Involuntary Termination" shall mean, without Employee's express written consent, (i) a significant reduction of Employee's duties, position or responsibilities, or the removal of Employee from such position and responsibilities, unless Employee is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status), provided, however, that Employee's acceptance of any other position with the Company, or any successor, in lieu of Employee's current position with the Company shall not be deemed to be a waiver of Employee's rights under this Agreement and Employee shall continue to be entitled to all rights under this Agreement as long as Employee remains employed by the Company, or any successor; (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Employee immediately prior to such reduction; (iii) a reduction by the Company in the Base Compensation of Employee as in effect immediately prior to such reduction, other than a reduction which is part of and generally consistent with a general reduction of comparable employee salaries;
(iv) a material reduction by the Company in the kind or level of employee benefits to which Employee is entitled immediately prior to such reduction with the result that Employee's overall benefits package is significantly reduced, other than a reduction which is part of and generally consistent with a general reduction of comparable employee benefit packages; (v) the relocation of Employee to a facility or a location more than 25 miles from Employee's then present location, without Employee's express written consent; (vi) any purported termination of Employee by the Company which is not affected for death, Disability or Cause; or (vii) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 9 below.

            (c) Cause. "Cause" shall mean (i) any act of personal dishonesty taken by Employee in connection with her responsibilities as an employee and intended to result in substantial personal enrichment of Employee, (ii) the conviction of a felony which the Board reasonably believes had or will have a material detrimental effect on the Company's reputation or business, and (iii) a willful act by Employee which constitutes gross misconduct and which is injurious to the Company.

            (d) Disability. "Disability" shall mean that Employee has been unable to perform her duties under this Agreement as the result of her incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Employee or Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written by the Company of its intention to terminate Employee's employment. In the event that Employee resumes the performance of substantially all of her duties hereunder before the termination of her employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

            (e) Termination Date. "Termination Date" shall mean (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to Employee (provided that Employee shall not have returned to the performance of Employee's duties on a full-time basis during such thirty (30) day period), (ii) if Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given or such other date specified in the notice of termination, or (iii) if the Agreement is terminated by Employee, the date on which Employee delivers the notice of termination to the Company.

                                                                   EXHIBIT 10.18


      9. Successors.

            (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law.

            (b) Employee's Successors. The terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      10. Returning Company Documents. Employee agrees that, at the time of leaving the employ of the Company, Employee will deliver to the Company (and will not keep in Employee's possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to Employee's employment with the Company or otherwise belonging to the Company, its successors or assigns.

      11. Notice.

            (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be delivered to the attention of its Secretary.

            (b) Notice of Termination. Any termination by the Company for Cause or by Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate, the specific termination provision in this Agreement relied upon, shall be set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of Employee hereunder or preclude Employee from asserting such fact or circumstance in enforcing her right hereunder.

                                                                   EXHIBIT 10.18


      12. Mediation; Arbitration.

            (a) Mediation. Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, shall first be submitted to mediation. The mediation shall be conducted within 45 days of either party notifying the other party of a dispute or controversy regarding this Agreement or Employee's employment relationship with the Company. Unless otherwise provided for by law, the Company and Employee shall each pay half the costs and expenses of the mediation.

            (b) Arbitration. In the event mediation pursuant to subsection (a) above fails, Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, or breach thereof, shall be finally settled by binding arbitration to be held in San Jose, California under the National Rules for the Resolution of Employment Disputes supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other equitable relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

            (c) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings shall be governed by the Rules.

            (d) Unless otherwise provided for by law, the Company and Employee shall each pay half of the costs and expenses of such arbitration.

            (e) The arbitrator shall be selected as follows: in the event the Company and Employee agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and Employee do not do agree, the Company and Employee shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

                                                                   EXHIBIT 10.18


            (f) At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or Employee and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known.

            (g) The decree or judgment of an award rendered by the arbitrators maybe entered in any court having jurisdiction thereof.

            (h) Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

            (i) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, OR BREACH THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE
CONSTITUTES  A WAIVER OF  EMPLOYEE'S  RIGHT TO A JURY  TRIAL AS TO THESE  ISSUES
ONLY.

      13. Miscellaneous Provisions.

            (a) No Duty to Mitigate. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

            (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) Whole Agreement. No agreements, representation or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

                                                                   EXHIBIT 10.18


            (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

            (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (f) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section shall be void.

            (g) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

            (h) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of the assignment. In the event of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs Employee.

            (i) Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

            (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

            (k) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

            (l) Restatement of Prior Agreement. The parties hereto acknowledge that this Agreement amends and restates that certain Employment Agreement between the Company and Employee dated as of July 6, 2004 and amended on April 3, 2006.

                                     ******

                                                                   EXHIBIT 10.18


      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY                                    NOTIFY TECHNOLOGY CORPORATION


                                           By:    /s/ David Brewer
                                                  ------------------------------
                                           Title: Director
                                                  ------------------------------
                                           Date:  October 30, 2007
                                                  ------------------------------


EMPLOYEE                                   /s/ Rhonda Chicone-Shick
                                           -------------------------------------
                                           Rhonda Chicone-Shick

                                           Date:  October 30, 2007
                                                  ------------------------------